EXHIBIT 23.2



          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountant, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated February 2, 1996, included in Aprogenex, Inc.'s Form 10-KSB for the year ended December 31, 1995, and to all references to our firm included in this registration statement.




/s/ ARTHUR ANDERSEN LLP
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Houston, Texas
August 8, 1996